SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.   20549

______________________________________________________________________________

FORM 8-K / A

AMENDED CURRENT REPORT

______________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

June 30, 2000

DATE OF REPORT (Date of earliest event reported)

BRASS EAGLE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23385	71-0578572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 SE 30TH Street, Bentonville, Arkansas   72712
(Address of principal executive offices)    (zip code)

(501) 464-8700
(Registrant's telephone number, including area code)

BRASS EAGLE INC.

This amended report was filed to include the audited financial statements of the acquisition of substantially all of the assets of JT USA, L.P. of Chula Vista, California.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2000 Brass Eagle Inc. (the Registrant) completed the acquisition of substantially all of the assets of JT USA, L.P. (the Seller) of Chula Vista, California. Brass Eagle Inc. issued a press release on July 3, 2000 regarding this transaction, a copy of which is included as an exhibit hereto.

The assets involved included all patent and trademark rights, molds, tools and dies used to produce product, all existing product lines, a lease of real property in Chula Vista, California, all existing contracts, licenses and permits, all inventory, accounts receivable and goodwill. The assets will be owned by Brass Eagle's newly formed subsidiary, JT USA Inc.

The consideration paid was $32 million cash, and this amount was arrived at by arms-length negotiation. The acquisition was funded by $28 million from Brass Eagle's new $40 million line of credit with Bank of America, N. A., and $4 million generated by internal company operations. The Seller utilized these assets to generate sales of paintball masks, clothing and protective equipment for the sport of paintball and protective goggles and clothing for use in motocross. Brass Eagle plans to continue this aspect of JT's operations, as well as expanding JT into other extreme sports while generating synergies for Brass Eagle's existing operations.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

JT USA, L. P. FINANCIAL STATEMENTS AND BRASS EAGLE INC. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

REPORT OF INDEPENDENT AUDITORS

JT USA, L.P. FINANCIAL STATEMENTS
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS

BRASS EAGLE INC. UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS DESCRIPTION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE
SHEETS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

PRO FORMA ADJUSTEMENT DESCRIPTIONS

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Brass Eagle Inc.
Bentonville, Arkansas

and

The Partners
JT USA, L.P.
(formerly J.T. Racing, L.P. )
Chula Vista, California

We have audited the accompanying balance sheets of JT USA, L.P. (formerly J.T. Racing, L.P.) as of June 30, 2000 and December 31, 1999 and 1998 and the related statements of operations, changes in partners' capital, and cash flows for the six-month period ended June 30, 2000 and the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JT USA, L. P. (formerly J.T. Racing, L.P.) as of June 30, 2000 and December 31, 1999 and 1998 and the results of its operations and its cash flows for the six-month period ended June 30, 2000 and the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

Crowe, Chizek and Company, LLP
Oak Brook, Illinois

July 28, 2000

BRASS EAGLE INC.

JT USA, L.P.
(formerly J. T. RACING, L.P.)
BALANCE SHEETS

	December 31,		June 30,
	1998	1999	2000
ASSETS
Current assets
Cash	$ 803,254	$ 50,550	$ 31,515
Accounts receivable, net of allowance for bad
debts of $34,930, $45,951, and $40,786 in
1998, 1999, and June 30, 2000, respectively	682,988	1,142,770	1,659,208
Due from related parties (Note 8)	371,141	466,545	175,796
Inventory (Note 3)	1,674,646	1,885,443	2,361,491
Prepaid expenses	193,248	167,823	240,264
Total current assets	3,725,277	3,713,131	4,468,274

Property and equipment, net (Note 4)	329,004	712,175	867,716

Note receivable - partners	141,620	120,779	109,636
Other assets	0	10,000	10,000
Total assets	$ 4,195,901	$ 4,556,085	$5,455,626
	==========	=========	========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current portion of long-term debt (Note 7)	$ 6,094	$ 15,042	$ 18,556
Borrowings under line of credit (Note 5)	422,114	1,204,421	0
Accounts payable	553,082	489,196	1,276,903
Due to partners (Note 8)	1,223,044	860,160	1,269,685
Payroll liabilities	685,089	319	10,464
Accrued distributors' rebates	123,428	83,820	50,007
Accrued expenses and other liabilities	213,603	589,661	492,524
Total current liabilities	3,226,454	3,242,619	3,118,139

Long-term debt (Note 7)	28,166	46,653	53,262

Partners' capital
Limited partners	940,340	1,265,645	2,282,264
General partner	941	1,168	1,961
Total partners' capital	941,281	1,266,813	2,284,225

Total liabilities and partners' capital	$ 4,195,901	$ 4,556,085	$5,455,626
	==========	=========	========

See accompanying notes to financial statements.

BRASS EAGLE INC.

JT USA, L.P.
(formerly J. T. RACING, L.P.)
STATEMENTS OF OPERATIONS

	Years ended		Six months ended
	December 31,		June 30,
	1998	1999	1999	2000
			(Unaudited)

Net sales	$11,360,379	$12,890,526	$6,233,634	$7,951,985

Cost of sales	5,243,859	5,203,921	2,900,016	3,248,684

Gross profit	6,116,520	7,686,605	3,333,618	4,703,301

Operating expenses
Selling and marketing	1,910,423	1,787,272	892,202	1,199,624
General and administrative	4,216,217	5,395,021	1,795,997	2,269,743
	6,126,640	7,182,293	2,688,199	3,469,367

Operating income	(10,120)	504,312	645,419	1,233,934

Other income (expense)
Factoring expense	(77,766)	(187,364)	(23,803)	(79,396)
Interest expense	(43,570)	(11,995)	(8,109)	(28,473)
Interest income	15,380	20,579	11,195	6,347
	(105,956)	(178,780)	(20,717)	(101,522)

Net income (loss)	$ (116,076)	$ 325,532	$ 624,702	$1,132,412
	=========	========	========	========

See accompanying notes to financial statements.

BRASS EAGLE INC.

JT USA, L.P.
(formerly J. T. RACING, L.P.)
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

	Limited	General
	Partners	Partner	Total

Balances at January 1, 1998	$ 1,056,335	$ 1,022	$1,057,357

Net loss, year ended December 31, 1998	(115,995)	(81)	(116,076)

Balances at December 31, 1998, as restated	940,340	941	941,281

Net income, year ended December 31, 1999	325,305	227	325,532

Balances at December 31, 1999	1,265,645	1,168	1,266,813

Distribution	(115,000)	0	(115,000)

Net income, six months ended June 30, 2000	1,131,619	793	1,132,412

Balance at June 30, 2000	$ 2,282,264	$ 1,961	$2,284,225
	==========	========	========

See accompanying notes to financial statements.

BRASS EAGLE INC.

JT USA, L.P.
(formerly J. T. RACING, L.P.)
STATEMENTS OF CASH FLOWS

	Years ended		Six months ended
	December 31,		June 30,
	1998	1999	1999	2000
			(Unaudited)
Cash flows from operating activities
Net income (loss)	$(116,076)	$325,532	$ 624,702	$1,132,412
Adjustments to reconcile net income (loss)
to net cash from operating activities
(Gain) loss on disposition of assets	8,179	(3,000)	(3,000)	0
Depreciation and amortization	123,094	211,015	75,395	134,360
Provision for bad debts	6,577	11,020	(153)	(5,165)
Changes in assets and liabilities
Accounts receivable	(195,527)	(470,803)	154,520	(511,273)
Inventory	(236,515)	(210,797)	(715,370)	(476,048)
Prepaid expenses	(181,486)	(79,419)	117,677	(85,939)
Accounts payable	479,475	(63,887)	219,579	787,707
Accrued expenses	495,960	(375,265)	(178,925)	(120,805)
Net cash provided by (used in )
operating activities	383,681	(655,604)	294,425	855,249
Cash flows from investing activities
Property additions	(305,897)	(462,395)	(202,573)	(278,238)
Payments on notes receivable	19,053	20,842	10,188	11,143
Advances to / from related parties	(352,088)	(439,983)	807,000	292,584
Proceeds on sale of equipment	0	3,000	3,000	0
Net cash provided by (used in) investing
activities	(638,932)	(878,536)	617,615	25,489
Cash flows from financing activities
Principal payment on notes payable	(8,444)	(10,000)	(3,924)	(32,298)
Borrowing on notes payable	36,610	37,434	13,425	42,421
Distribution to limited partner	0	0	0	(115,000)
Borrowings (payments) due to / from partners	888,465	(28,305)	(851,706)	409,525
Borrowings (payments) on line of credit	125,407	782,307	(422,114)	(1,204,421)
Net cash provided by (used in) financing
activities	1,042,038	781,436	(1,264,319)	(899,773)

Increase (decrease) in cash	786,787	(752,704)	(352,279)	(19,035)
Cash and cash equivalents at beginning of
period	16,467	803,254	803,254	50,550
Cash and cash equivalents at end of period	$ 803,254	$ 50,550	$ 450,975	$ 31,515
	========	=======	========	========
Supplementary disclosures of cash flow
Information
Cash paid during the period for
Interest	$ 43,570	$ 11,995	$ 8,109	$ 28,473

See accompanying notes to financial statements.

BRASS EAGLE INC.

JT USA, L.P.
(formerly J. T. RACING, L.P.)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATION

JT USA, L.P. (formerly J.T. Racing, L.P.) (a limited partnership) ("the Partnership") was organized as a California limited partnership on December 10, 1996. On March 1, 1999, the Partnership changed its name from J.T. Racing, L.P. to JT USA, L.P. The Partnership was capitalized on January 1, 1997. On June 30, 2000, JT USA, L.P. sold certain assets of the business to Brass Eagle Inc. These financial statements present the financial position and results of operations of JT USA, L.P. prior to the sale.

The Partnership designs, manufactures, and markets protective sports equipment and apparel - primarily for the sport of paintball. Products are sold through domestic dealers, domestic and foreign distributors, and through direct mailings.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the Partnership are as follows:

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include cash, time deposits, and highly liquid investments with original maturities of three months or less.

Inventories: Inventories are stated at the lower of cost or market determined using the average cost method.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line and double declining balance methods of depreciation over the assets estimated useful lives of three to ten years. Leasehold improvements are depreciated over the shorter of their useful lives or the lease term. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

Income Taxes: No provision for federal and state income taxes is required, as any liability for such taxes would be that of the partners rather than the Partnership.

Factoring Receivables: Certain account receivable balances are sold to a factoring company at a discounted rate. The receivables are sold without recourse thus they are not included in the balance sheet of the Partnership.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition: The Partnership recognizes revenue upon shipment of product.

Interim Results: The accompanying balance sheet at June 30, 2000 and the statements of operations and cash flows for the six-month periods ended June 30, 1999 and 2000 are interim financial statements. In the opinion of management, these statements have been prepared on the same basis as the annual financial statements and include all of the adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the six-month period ended June 30, 2000 are not necessarily indicative of the results expected for the full calendar year.

NOTE 3 - INVENTORY

Inventory consisted of the following:

	December 31,		June 30,
	1998	1999	2000

Raw materials	$1,077,738	$1,088,781	$1,004,800
Finished goods	596,908	796,662	1,356,691
	$1,674,646	$1,885,443	$2,361,491
	========	========	========

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,		June 30,
	1998	1999	2000

Office equipment	$ 261,410	$ 295,594	$ 309,532
Machinery and equipment	310,818	335,965	359,636
Tools, dies, and molds	301,902	408,808	345,322
Furniture and fixtures	25,577	40,305	40,305
Leasehold improvements	162,416	198,864	205,677
Transportation equipment	419,125	518,540	555,357
	1,481,248	1,798,076	1,815,829
Accumulated depreciation	1,152,244	1,196,193	1,122,400
	329,004	601,883	693,429
Construction in progress	0	110,292	174,287
	$ 329,004	$ 712,175	$ 867,716
	========	========	========

NOTE 5 - LINE OF CREDIT

At June 30, 2000, the Partnership had a line of credit which matures on July 31, 2000. Under the provisions of the agreement, borrowings may not exceed the lesser of $1,600,000 or the borrowing base. The borrowing base is computed using 80% of eligible accounts receivable plus 20% of inventories not to exceed $300,000. The Partnership designates advances under the agreement to accrue interest at either the bank's prime rate plus .75% (10.25% at June 30, 2000) or LIBOR plus 2.75% (9.39% at June 30, 2000). The line of credit is collateralized by substantially all of the Partnership's assets and is personally guaranteed by two of the limited partners. Amounts available under the line are reduced by outstanding letters of credit. The agreement includes certain restrictive covenants including maintaining a minimum tangible partners' capital as defined of at least $1,450,000, maintaining a ratio of debt to tangible partners' capital of not more than 2.25 to 1.0, a quick ratio of more than .50 to 1.0, maintaining profitability on a quarterly basis, and limitations on distributions to partners. As of June 30, 2000, the Partnership was in compliance with these covenants.

NOTE 6 - OUTSTANDING TRADE LETTERS OF CREDIT

During 1998, the Partnership also established a new letter of credit agreement with Sanwa Bank California, which provides borrowings for foreign purchases. As of December 31, 1998 and 1999 and June 30, 2000, the Partnership had no outstanding trade letters of credit.

NOTE 7 - LONG-TERM DEBT

Long-term debt consisted of the following:

	December 31,		June 30,
	1998	1999	2000

Installment notes, collateralized by equipment, bearing interest at fixed rates from 4.9% to 10.9%, maturing between July 2002 and October 2004. Monthly principal and interest payments range from approximately $375 to $795.

	$ 34,260	$ 61,695	$ 71,818

Less current maturities	6,094	15,042	18,556
	$ 28,166	$ 46,653	$ 53,262
	=========	=========	=========

Annual maturities of long-term debt for periods ending June 30 are as follows:

2001	$ 18,556
2002	20,380
2003	17,730
2004	10,450
2005	4,702
$ 71,818
=======

NOTE 8 - RELATED PARTY TRANSACTIONS

Due from related parties consisted of the following:

	December 31,		June 30,
	1998	1999	2000

Note receivable partners current portion	$ 19,053	$ 20,961	$ 21,796
Due from factor	352,088	291,584	0
Due from employees	0	154,000	154,000
	$ 371,141	$ 466,545	$ 175,796
	=========	=========	=========

Due to partners consisted of the following:

	December 31,		June 30,
	1998	1999	2000

Demand note payable to two partners	$ 888,465	$ 860,160	$ 569,685
Royalties payable to limited partner	301,573	0	0
Other advances	33,006	0	0
Note payable to two partners due September 2000	0	0	700,000
	$ 1,223,044	$ 860,160	$ 1,269,685
	=========	==========	=========

The Partnership has a note receivable due from two of the limited partners. The balance outstanding on the note was $160,673, $141,740, and $120,779 as of December 31, 1998 and 1999 and June 30, 2000, respectively. The note bears interest at 9%. Interest income for the years ended December 31, 1998 and 1999 and the six months ended June 30, 1999 and 2000 was $15,321, $13,688, $7,057, and $6,184, respectively. The note is payable in equal monthly installments, including interest of $2,728 through May 2005.

As of December 31, 1998 and 1999 and June 30, 2000, the Partnership had non-interest-bearing advances outstanding of $888,465, $860,160, and $596,685, respectively, with two of the limited partners of the partnership. These advances are subordinated to the line of credit.

The Partnership paid royalties to a limited partner during 1998 for certain tools, dies, and molds that were used by the Partnership. This agreement was terminated as of January 1, 1999. The Partnership incurred $689,467 in royalty expense for the year ended December 31, 1998.

The Partnership factors certain account receivable balances to a factoring company owned by two of the limited partners. For the years ended December 31, 1998 and 1999 and the six-month periods ended June 30, 1999 and 2000, the Partnership incurred $77,766, $187,364, $0, and $79,396, respectively, for factoring fees.

The Partnership's primary operating facility is owned by two of the limited partners and is leased to the Partnership. The lease expires in January 2001. Rent expense was $240,000, $156,000, $120,000, and $84,000 for the years ended December 31, 1998 and 1999, and the six-month periods ended June 30, 1999 and 2000, respectively.

In 1999, the Partnership entered into an agreement for management services. Concurrent with the execution of the agreement, two limited partners became employees of the management company and began providing services as a contractor. The agreement provided for a $250,000 signing bonus and payments of $30,000 per month. The contract expires July 31, 2000. The contract also provides for quarterly discretionary bonus payments. Management fees included in general and administrative expenses were $2,015,000, $0, and $195,000 for the year ended December 31, 1999 and the six-month periods ended June 30, 1999 and 2000.

Prior to the establishment of the management agreement, the two limited partners were employees of the Partnership. Salaries and bonuses included in general and administrative expense for these two limited partners were approximately $1,504,000 for the year ended December 31, 1998.

The Partnership purchases and sells certain products to a company with a common ownership interest. The Partnership had purchases from this company of $221,020, $226,547, $125,861, and $141,039, and sales to this company of $40, $63,533, $20,496, and $11,510 for the years ended December 31, 1998 and 1999 and the six-month periods ended June 30, 1999 and 2000, respectively. The Partnership had a balance payable to this company of $0, $18,663, and $0 and a receivable from this company of $0, $3,444, and $0 as of December 31, 1998 and 1999 and June 30, 2000, respectively.

NOTE 9 - MAJOR CUSTOMERS

One customer accounted for 10% of net sales in 1999 and 0% of total accounts receivable at December 31, 1999. A second customer accounted for 10% of net sales in 1998 and 1999, and 26% and 4% of total accounts receivable at December 31, 1998 and 1999. No customers accounted for 10% or more of sales in the six months ended June 30, 2000.

NOTE 10 - CONTINGENCIES

JT USA, L.P. and J.T Racing, Inc., limited partners, are named in a number of lawsuits claiming product liability. JT USA, L.P. and J.T. Racing, Inc. are strongly contesting the claims and believe that their positions will be upheld. The Partnership has insurance for costs of defense and claims. Management does not anticipate that the outcome of the above litigation will have a material effect on the Partnership.

NOTE 11 - RETIREMENT INCOME PLAN

The Partnership has a defined benefit pension plan, which covers all full-time employees (those with at least 1,000 hours of service) who have attained age 21 and have 12 months of service. The plan began in 1998 for employees meeting the eligibility requirements as of January 1, 1998. The Partnership's funding policy is to contribute an amount equal to the minimum required employer contribution under the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets are invested in various mutual funds.

Information about the pension plans was as follows:

	December 31,
	1998	1999

Change in benefit obligation
Benefit obligation at beginning of period	$ 0	$ 146,398
Service cost	146,398	167,172
Interest cost	0	10,248
Actuarial (gain) / loss	0	(20,483)
Benefits paid	0	0
Other	0	0
Benefit obligation at end of period	146,398	303,335

Change in plan assets
Actual return on plan asset	$ 0	$ 332
Employer contribution	0	114,821
Benefits paid	0	0
Fair value of plan assets at end of period	0	115,153

Funded status	146,398	188,182
Unrecognized net actuarial gain	1,585	18,263

Accrued benefit cost	$ 147,983	$ 206,445
	========	=======

The components of pension expense and related actuarial assumptions and methods were as follows:

	December 31,
	1998	1999

Service cost	$ 147,983	$ 167,172
Interest cost	0	10,248
Expected return on plan asset	0	(4,065)
Amortization of transition (asset) / obligation	0	0
Amortization of (gain) / loss	0	(72)
Net periodic benefit cost	$ 147,983	$ 173,283
	========	========

Discount rate on benefit obligation	7.00%	7.00%
Long-term expected rate of return on plan assets	8.00	8.00

Rate of compensation increase	4.00	4.00
Amortization method	Straight-line	Straight-line

The provisions of Statement of Financial Accounting Standards (SFAS) No. 87, "Employers' Accounting for Pensions," require recognition in the balance sheet of an additional minimum liability and related intangible asset for pension plans with accumulated benefits in excess of plan assets. At December 31, 1998 and 1999, a liability of $147,983 and $206,445, respectively, is reflected in the balance sheet. Management estimated the net periodic benefit cost for the six-month periods ended June 30, 1999 and 2000 based on the prior period's cost. The net periodic pension cost recorded for the six-months ended June 30, 1999 and 2000 was $51,741 and $63,788, respectively.

NOTE 12 - SUBSEQUENT EVENT

On June 30, 2000, JT USA, L.P. sold certain assets of the business to Brass Eagle Inc.

BRASS EAGLE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS DESCRIPTION

On June 30, 2000, Brass Eagle completed the acquisition of JT USA, a manufacturer of protective accessories and apparel for the paintball industry. Management expects to gain synergies in marketing, product development, purchasing, sales and distribution in future periods as a result of the acquisition.

The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on historical financial statements of Brass Eagle, Inc. and JT USA and have been prepared to illustrate the effects of the Acquisition.

The unaudited pro forma condensed statements of operation for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to the Acquisition as if the transaction had been completed as of January 1, 1999. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 gives effect to the Acquisition as if the transaction had been completed as of that date.

The Acquisition will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Statements is preliminary and is subject to adjustment upon the receipt of, among other things, certain appraisals of the acquired assets and liabilities.

The Pro Forma Statements do not purport to present the actual financial position or results of operations that would have occurred had the transactions and events reflected therein in fact occurred on the dates specified, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future. The Pro Forma Financial Statements are based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

BRASS EAGLE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEETS
As of June 30, 2000
(In thousands except share data)

	Brass Eagle Inc. Historical as of June 30,	JT USA , L. P. Historical as of June 30,		Pro
	2000	2000	Adjustments	Forma
ASSETS
Current assets
Cash and cash equivalents	$ 3,008	$ 32	$ (32)(A)	$ 3,008
Accounts receivable, less allowance for
doubtful accounts of $410	16,582	1,659	0	18,241
Due from affiliate	484	176	(176)(A)	484
Inventories	10,506	2,361	0	12,867
Prepaid expenses and other current assets	715	240	(20)(A)(B)	935
Deferred taxes	1,363	0	0	1,363
Total current assets	32,658	4,468	(228)	36,898
Property and equipment, net	10,938	868	92(B)	11,898
JT USA acquisition deposit and cost	4,724	0	(4,724)(A)	0
Other assets	0	120	240(B)	360
Intangible assets, net	6,401	0	28,931(C)	35,332
	$ 54,721	$ 5,456	$ 24,311	$ 84,488
	=======	=======	=======	=======
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$ 4,935	$ 1,277	$ (141)(A)	$ 6,071
Accrued expenses	4,738	553	(4)(A)	5,287
Due to partners	0	1,270	(1,214)(A)	56
Current maturities of long-term debt	0	19	5,589(D)	5,608
Total current liabilities	9,673	3,119	4,230	17,022
Minority interest	29	0	0	29
Long-term debt, less current maturities	0	53	22,365(D)	22,418
Deferred income taxes	625	0	0	625
Stockholders' equity and partners' capital
Partners' capital	0	2,284	(2,284)	0
Common stock, $.01 par value, 10,000,000
shares authorized 7,255,947 issued and
7,136,247 outstanding in 2000	73	0	0	73
Additional paid-in capital	25,790	0	0	25,790
Retained earnings	19,074	0	0	19,074
Treasury stock, 119,700 shares at cost	(543)	0	0	(543)
	44,394	2,284	(2,284)	44,394
	$ 54,721	$ 5,456	$ 24,311	$ 84,488
	========	=======	=======	=======

BRASS EAGLE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
Six months ended June 30, 2000
(In thousands except share data)

	Brass Eagle, Inc. Historical for June 30,	JT USA, L.P. Historical for June 30,		Pro
	2000	2000	Adjustments	Forma

Net sales	$ 31,792	$ 7,952	$ 0	$ 39,744

Cost of sales	20,976	3,249	0	24,225

Gross profit	10,816	4,703	0	15,519

Operating expenses
Selling and marketing	5,325	1,200	0	6,525
General and administrative	1,759	2,269	(464)(E)	3,564
Amortization	265	0	725(F)	990
	7,349	3,469	261	11,079

Operating income	3,467	1,234	(261)	4,440

Minority interest	21	0	0	21
Interest income	279	6	(6)(E)	279
Interest expense	(7)	(108)	(840)(G)	(955)
	293	(102)	(846)	(655)

Income before income taxes	3,760	1,132	(1,107)	3,785

Provision for income taxes	1,406	0	10	1,416

Net income	$ 2,354	$ 1,132	$ (1,117)	$ 2,369
	========	=======	=======	======

Net income per share
Basic	$ 0.33			$ 0.33
	========			======
Diluted	$ 0.31			$ 0.31
	========			======

Weighted average shares outstanding
Basic	7,135,907			7,135,907
Diluted	7,525,240			7,525,240

BRASS EAGLE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
For the year ended December 31, 1999
(In thousands except share data)

	Brass Eagle, Inc. Historical for December 31,	JT USA , L.P. Historical for December 31,		Pro
	1999	1999	Adjustments	Forma

Net sales	$ 68,230	$ 12,890	$ 0	$ 81,120

Cost of sales	42,119	5,204	(193)(E)	47,130

Gross profit	26,111	7,686	193	33,990

Operating expenses
Selling and marketing	10,096	1,787	0	11,883
General and administrative	2,803	5,395	(2,354)(E)	5,844
Amortization	532	0	1,450(F)	1,982
	13,431	7,182	(904)	19,709

Operating income	12,680	504	1,097	14,281

Other income (expense)
Interest income	190	20	(14)(E)	196
Interest expense	0	(199)	(1,764)(G)	(1,963)
	190	(179)	(1,778)	(1,767)

Income before income taxes	12,870	325	(681)	12,514

Provision for income taxes	4,685	0	(134)(H)	4,551

Net income	$ 8,185	$ 325	$ (547)	$ 7,963
	========	=======	=======	======

Net income per share
Basic	$ 1.13			$ 1.10
	========			======
Diluted	$ 1.07			$ 1.04
	========			======

Weighted average shares outstanding
Basic	7,246,026			7,246,026
Diluted	7,670,664			7,670,664

BRASS EAGLE INC.

PRO FORMA ADJUSTMENT DESCRIPTIONS

(A)	Represents assets and liabilities retained by the previous owners.

(B)	Represents estimated step up in assets acquired net of assets retained by sellers.

(C)	Represents the estimated intangible assets recorded for the purchase.

(D)	Represents recording the debt associated with the acquisition.

(E)

Represents the elimination of discretionary bonus payments under related party management agreement and related expenses net of the additional cost under the agreement described below. The management agreement was due to expire July 31, 2000 and expired upon consummation of the agreement. The sellers have entered into an agreement to provide services in future periods for $16,000 per month for six months, $8,000 per month for the next six months, and $5,333 per month for the next twelve months.

(F)	Represents amortization of intangibles as a result of the acquisition.

(G)	Represents the estimated additional interest expense for the additional financing net of related party factor interest expense which will not continue.

(H)	Represents the estimated income tax expense for the adjusted operations of the acquired business.

BRASS EAGLE INC.

(c)	The following are filed as exhibits to this Amended Current Report on form 8-K:

2

Asset Purchase Agreement dated March 29, 2000, by and between Brass Eagle Inc., JT USA, L. P. and certain other individuals and entities (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 13, 2000.

99 (i)	Press Release dated July 3, 2000, issued by Registrant (incorporated by reference to Exhibit 99(i) to the Registrant's Current Report on Form 8-K filed with the SEC on July 13, 2000.

BRASS EAGLE INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRASS EAGLE INC.

DATE: September 11, 2000	BY: /s/ J. R. Brian Hanna
J. R. Brian Hanna
Vice President - Finance and Chief Financial Officer and Treasurer

BRASS EAGLE INC.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

2

Asset Purchase Agreement dated March 29, 2000, by and between Brass Eagle Inc., JT USA, L. P. and certain other individuals and entities (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 13, 2000.

99 (i)	Press Release dated July 3, 2000, issued by Registrant (incorporated by reference to Exhibit 99(i) to the Registrant's Current Report on Form 8-K filed with the SEC on July 13, 2000.